UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SEASONS SERIES TRUST

SUNAMERICA SERIES TRUST

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Information About a Proxy Statement

You will soon receive, or may have already received, a proxy statement that asks for your voting instructions on several proposals.

What is happening?

AIG Life & Retirement is now Corebridge Financial, Inc. (Corebridge). AIG is the majority owner of Corebridge, and has announced its intention to sell all of its interest in Corebridge over time (the “Separation Plan”). On September 19, 2022, AIG sold a portion of its interest in Corebridge in an initial public offering (IPO) of Corebridge common stock.

Why do I have to vote?

Corebridge indirectly owns SunAmerica Asset Management, LLC (SunAmerica), the investment adviser to the variable annuity investment options (Portfolios) of SunAmerica Series Trust and Seasons Series Trust (each, a Trust). The current investment advisory and management agreement between SunAmerica and each Trust (collectively, Agreements) provides for its automatic termination upon its “assignment” (as defined in the Investment Company Act of 1940, as amended). An assignment includes any transfer of a controlling block of outstanding voting securities of an adviser or a parent company to an adviser, and such a transfer is often referred to as a “change of control event.” While the IPO did not result in a change of control event, it is anticipated that one or more of the transactions contemplated by the Separation Plan will ultimately trigger a change of control event and the automatic termination of the Agreements.

To ensure that SunAmerica may continue to provide advisory services to the Portfolios without interruption, the proxy statement that you have or will receive asks you to approve new investment advisory and management agreements that will take effect when an existing agreement terminates in the event of an assignment resulting from the Separation Plan. You are also being asked to vote on other proposals not related to the Separation Plan.

What does it mean that AIG Life & Retirement is now Corebridge?

•  You may see both the Corebridge and AIG names on materials and websites.

•  The issuing insurance company for your annuity or life insurance policy will remain the same.

•  The change has no impact on your annuity or life insurance contract, your investment choices, or your annuity account value.

When you receive your proxy statement, you will receive information about where to go to ask questions, and how to vote. You can also go to www.proxydocs.com/sunamerica to see these communications, and call 1-888-264-1224 with any questions.

M6457CFL (11/2022)